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                                                                     Exhibit 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                          New York, New York 10036-6522




                                                February 13, 2001


IASIS Healthcare Corporation
113 Seaboard Lane, Suite A-200
Franklin, Tennessee 37067

                  Re:   IASIS Healthcare Corporation
                        Registration Statement on Form S-1
                        (File No. 333-54086)
                        ----------------------------------

Ladies and Gentlemen:

            We have acted as special counsel to IASIS Healthcare Corporation, a Delaware corporation (the "Company"), in connection with the initial public offering (the "Offering") by the Company of up to 15,352,500 shares (including 2,002,500 shares subject to an over-allotment option) (the "Shares") of the Company's common stock, par value $0.01 per share (the "Common Stock").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-54086) as filed with the Securities and Exchange Commission (the "Commission") on January 22, 2001 under the Act, and Amendment No. 1 thereto filed with the Commission on the date hereof, (such Registration Statement, as so amended, the "Registration Statement"); (ii) the form of Purchase Agreement (the "Purchase Agreement") proposed to be entered into by and among the Company, as issuer, and, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Salomon Smith Barney Inc., Banc of America Securities LLC, CIBC
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IASIS Healthcare Corporation
February 13, 2001
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World Markets Corp., Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc.,
Jefferies & Company, Inc. and SunTrust Equitable Securities Corporation as representatives of the several underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Common Stock, filed as an exhibit to the Registration Statement; (iv) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (v) the Amended and Restated By-Laws of the Company, as currently in effect; (vi) the form of the Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware (the "New Charter"), filed as an exhibit to the Registration Statement; (vii) the form of the Amended and Restated By-Laws of the Company (the "New By-laws"), filed as an exhibit to the Registration Statement; and (viii) certain resolutions of the Board of Directors of the Company, relating to the issuance and sale of the Shares and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the New
Charter is duly approved and adopted by the stockholders of the Company and executed and filed with the Secretary of State of the State of Delaware prior to the consummation of the Offering substantially in the form filed as an exhibit to the Registration Statement. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.
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IASIS Healthcare Corporation
February 13, 2001
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            Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

            Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Purchase Agreement has been duly executed and delivered; and (iii) certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to us under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    Skadden, Arps, Slate, Meagher & Flom LLP